Versant Media Reports Full-Year 2025
Operating and Financial Results

•2025 Revenue of $6.69 Billion
•2025 Net Income Attributable to Versant of $930 Million
•2025 Adjusted EBITDA of $2.42 Billion1
•2025 Standalone Adjusted EBITDA of $2.18 Billion1
•Versant Announces Dividend and Board Approved $1 Billion Share Repurchase Authorization

NEW YORK, NY – March 3, 2026. Versant Media Group, Inc. (NASDAQ: VSNT) today reported operating and financial results for full-year 2025, including $6.69 billion in revenue, $930 million of net income attributable to Versant, $2.42 billion of Adjusted EBITDA and $2.18 billion of Standalone Adjusted EBITDA. The Company also declared a $0.375 per share quarterly cash dividend. In addition, the Board authorized the repurchase of up to $1 billion of the Company's outstanding Class A common stock.

“Versant enters this next chapter as an independent, well-positioned media and entertainment company with strong momentum and clear strategic focus. In 2025, we strengthened our leadership in premium programming, expanded our audience, grew our platforms businesses, and successfully established ourselves as a standalone company. I couldn’t be more excited about what’s ahead as we invest in our iconic brands to evolve our business model. We aim to do so with a focus on delivering strong shareholder returns, both in the near and long term," said Mark Lazarus, Chief Executive Officer.

“We believe our 2025 results demonstrate the underlying strength and durability of Versant’s business, with strong profitability, margins and cash flow generation. Looking ahead, we are investing in exciting new initiatives across our brands to extend audience reach, grow new revenue streams, and deliver attractive financial returns. We are committed to driving value for our shareholders, as highlighted by our Board’s declaration of a $0.375 per share quarterly cash dividend and authorization to repurchase up to $1 billion in shares,” said Anand Kini, Chief Financial Officer and Chief Operating Officer.
Business Highlights

In 2025, Versant completed the work to establish itself as a standalone public company, strengthened its leadership across four large and growing markets and executed against its strategic priorities: win with premium content, extend the reach of its brands, and accelerate the growth of its digital platforms.
1 Adjusted EBITDA and Standalone Adjusted EBITDA presented in this release are non-GAAP financial measures. Further information and reconciliations to the most comparable GAAP measures can be found under Table 4 below.

Business News and Personal Finance: In 2025, CNBC reinforced its position as the #1 global business news brand, delivering more than 6,000 hours of live on-air coverage and expanding coverage through a multi-year exclusive partnership with Kalshi. CNBC also announced plans to launch a next-generation direct-to-consumer subscription service tailored to retail investors.
Political News and Opinion: MS NOW was the most watched network on election night in November 2025 and, for the full year, generated nearly 8 billion views across TikTok and YouTube, along with more than 140 million podcast downloads. MS NOW also announced plans to introduce a direct-to-consumer platform centered on community, access and exclusive content in 2026.
Golf and Athletics Participation: During 2025, Golf Channel delivered more than 2,000 hours of live coverage across 200+ events and extended its USGA partnership through 2032. The GolfNow platform powered a record 40 million annual rounds across 9,000 courses worldwide.
Sports and Genre Entertainment: USA Network delivered the #1 scripted cable original premiere of 2025 with The Rainmaker, USA Sports expanded its premium sports portfolio through new Pac-12 and women’s sports agreements, and Fandango announced plans to launch an ad-supported streaming service in 2026.
Strategic Acquisitions: Versant completed the acquisitions of Free TV Networks in January 2026, expanding national over-the-air distribution, and INDY Cinema Group in the fourth quarter of 2025, strengthening Fandango’s digital and B2B platform capabilities. These acquisitions reinforce Versant’s strategy to extend distribution, deepen engagement, and create new audience touchpoints across both existing and new platforms.
Full Year 2025 Financial Results

	Year Ended December 31,
	2025	2024	Change
	(in millions)
Revenue:
Linear distribution	$4,092	$4,325	(5.4)%
Advertising	1,577	1,731	(8.9)%
Platforms	826	795	3.9%
Content licensing and other	193	211	(8.5)%
Total revenue	$6,688	$7,062	(5.3)%
Net income attributable to Versant	$930	$1,363	(31.8)%
Adjusted EBITDA[1]	$2,425	$2,837	(14.5)%
Standalone Adjusted EBITDA[1]	$2,180	$2,399	(9.1)%
_____________________________________
1 Adjusted EBITDA and Standalone Adjusted EBITDA presented in this release are non-GAAP financial measures. Further information and reconciliations to the most comparable GAAP measures can be found under Table 4 below.
Basis of Presentation
For the periods presented in the combined financial statements included in this report, the Versant businesses were operated as part of Comcast’s Media segment. The combined financial statements have been derived from Comcast’s historical accounting records as if Versant operations had been conducted independently from Comcast, and reflect our assets, liabilities, revenues and expenses on a historical cost basis. The combined financial statements were prepared on a standalone basis in accordance with GAAP and pursuant to the rules and regulations of the SEC.

The historical financial statements were prepared using allocations and carve-out methodologies through December 31, 2025, using assumptions that management believes are reasonable. Accordingly, the combined financial statements herein for periods prior to the separation from Comcast may not be indicative of our future performance, do not necessarily include the actual expenses that would have been incurred by us, and may not reflect our results of operations, financial position, and cash flows had we been a separate, standalone company during the historical periods presented.
Dividend and Share Repurchase Announcement
The Company announced that its Board of Directors has declared a quarterly cash dividend of $0.375 per share, representing an annualized dividend of $1.50 per share, subject to applicable board approvals, payable on April 22, 2026, to shareholders of record as of the close of business on April 1, 2026.
The Company intends to pay quarterly cash dividends in the future, the declaration, timing, amount, and payment of which will be subject to review and approval by the Company’s Board of Directors in its sole discretion, taking into account such considerations as the Board may deem relevant at the time, including, among others, the Company’s financial results, financial and market conditions and the Company’s capital allocation plans.
The Company also announced that its Board authorized the Company to repurchase up to $1 billion of its outstanding common stock. This represents the Company’s first repurchase authorization. The repurchases could be executed from time to time, subject to general business and market conditions, other investment opportunities at the Company’s discretion as well as applicable legal requirements, through open market purchases, privately negotiated transactions, accelerated share repurchases as well as pursuant to Rule 10b5-1 plans. The repurchase authorization does not obligate the Company to acquire any particular number of common shares, and the program may be suspended, extended, modified or discontinued at any time.
Conference Call and Other Information
The Company will host a conference call on March 3, 2026, at 8:00 a.m. ET. A live webcast of the call and related presentation materials will be available on the Company’s Investor Relations website at www.versantmedia.com/investors. Following the conference call, an audio replay will also be made available on the Investor Relations website.
For additional information about Versant, including our SEC filings, please visit our Investor Relations website at www.versantmedia.com/investors or our corporate website at www.versantmedia.com.

Investor Contacts:
Wylie Collins	Wylie.Collins@VersantMedia.com
Natalie Candela	Natalie.Candela@VersantMedia.com

Press Contacts:
Keith Cocozza	Keith@VersantMedia.com
Hollie Tracz	Hollie.Tracz@VersantMedia.com

Caution Concerning Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “would,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “opportunity,” “strategy,” “future,” “goal,” “commit,” or “continue,” the negative of these terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events and reflect our beliefs regarding such future events and do not represent historical facts or statements of current condition. In evaluating these statements, readers should consider various factors, including the risks and uncertainties we describe in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, and other reports filed with the Securities and Exchange Commission (SEC). Factors that could cause our actual results to differ materially from these forward-looking statements include changes in and/or risks associated with: the competitive environment; consumer behavior; distribution agreements; the advertising market; our brands and reputation; consumer acceptance of our content; growth of our digital platforms; use and protection of our intellectual property; cyber-attacks or incidents, information or security breaches or technology disruptions; weak economic conditions; personnel; labor disputes; laws and regulations; network rebrands; adverse decisions in litigation or governmental investigations; investments and acquisitions; our separation from Comcast Corporation; obligations associated with being a public company; our indebtedness; and other risks described from time to time in reports and other documents we file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made, and involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. The amount and timing of any dividends and share repurchases are subject to business, economic and other relevant factors.

About Versant Media Group, Inc.

Versant Media Group, Inc. (NASDAQ: VSNT) is an industry-changing media and entertainment business and home to trusted brands that shape culture, inform audiences, and build lasting connections. It operates in four core markets: political news and opinion; business news and personal finance; golf and athletics participation; and sports and genre entertainment. These markets are served through a powerful portfolio of iconic and innovative brands, including MS NOW, CNBC, USA Network, Golf Channel, E!, SYFY and Oxygen, and complementary digital platforms Fandango, Rotten Tomatoes, GolfNow and GolfPass. Visit www.versantmedia.com for more information.

TABLE 1 Combined Statements of Income (Unaudited)
	Year Ended December 31,
	2025	2024
	(in millions)
Revenue	$6,688	$7,062
Costs and expenses
Costs of revenue (exclusive of depreciation and amortization)	2,937	3,064
Selling, general and administrative	1,469	1,167
Depreciation and amortization	1,010	989
Total costs and expenses	5,416	5,220
Operating income	1,272	1,841
Interest expense	(13)	—
Investment and other income (loss), net	(31)	1
Income before income taxes	1,228	1,843
Income tax expense	(297)	(478)
Net income	931	1,365
Less: Net income attributable to noncontrolling interests	1	2
Net income attributable to Versant	$930	$1,363

TABLE 2 Combined Statements of Cash Flows (Unaudited)
	Year Ended December 31,
	2025	2024
	(in millions)
Operating Activities
Net income	$931	$1,365
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,010	989
Share-based compensation	29	16
Net loss on investment activity and other	41	—
Deferred income taxes	(139)	(145)
Changes in operating assets and liabilities:
Current and noncurrent receivables, net	84	100
Content costs, net	99	68
Accounts payable	25	(3)
Other operating assets and liabilities	(58)	(179)
Net cash provided by operating activities	2,022	2,211
Investing Activities
Capital expenditures	(167)	(54)
Acquisition, net of cash acquired	(24)	—
Other	36	(17)
Net cash used in investing activities	(155)	(71)
Financing Activities
Proceeds from borrowings	986	—
Change in net Comcast investment	(1,745)	(2,142)
Other	(23)	(12)
Net cash used in financing activities	(782)	(2,155)
Increase (decrease) in cash, cash equivalents and restricted cash	1,084	(16)
Cash and cash equivalents, beginning of year	8	23
Cash and cash equivalents and restricted cash, end of year	$1,092	$8

TABLE 3 Combined Balance Sheets (Unaudited)
	December 31,
	2025	2024
	(in millions)
Assets
Current Assets:
Cash and cash equivalents	$55	$8
Restricted cash	1,034	—
Receivables, net	1,151	1,245
Assets held for sale	196	—
Other current assets	66	65
Total current assets	2,502	1,318
Content costs	539	639
Investments	214	254
Property and equipment, net	423	143
Intangible assets, net	924	1,869
Goodwill	7,611	7,732
Other noncurrent assets, net	120	94
Total assets	$12,333	$12,049
Liabilities and Equity
Current Liabilities:
Accounts payable	$151	$102
Deferred revenue	163	135
Accrued content obligations	105	198
Accrued employee costs	62	43
Accrued expenses and other current liabilities	141	111
Total current liabilities	622	590
Deferred income taxes	191	428
Noncurrent content obligations	72	77
Long-term debt	983	—
Other noncurrent liabilities	63	39
Commitments and contingencies
Equity:
Net Comcast investment	10,299	10,805
Accumulated other comprehensive loss	(7)	(8)
Total Comcast equity	10,292	10,797
Noncontrolling interests	110	118
Total equity	10,402	10,915
Total liabilities and equity	$12,333	$12,049

TABLE 4 Supplemental Disclosures Regarding Non-GAAP Financial Measures
We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our business as well as to assist in the evaluation of underlying trends in our business. This measure eliminates the significant level of noncash depreciation and amortization expense that results from property and equipment and intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, and by our investment activities, including the impacts of entities that we do not consolidate, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our operating performance and to allocate resources. It is also a significant performance measure in our annual incentive compensation programs. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.
We define Adjusted EBITDA as net income attributable to Versant before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any. From time to time, we may exclude from Adjusted EBITDA the impact of certain other events, gains, losses or other charges that affect the period-to-period comparability of our operating performance.
Standalone Adjusted EBITDA
Standalone Adjusted EBITDA is a non-GAAP financial measure used in periods prior to the separation from Comcast ("the Separation") to measure the operational strength and performance of our business as well as to assist in the evaluation of underlying trends in our business. Consistent with Adjusted EBITDA, this measure eliminates noncash depreciation and amortization expense and is unaffected by our capital and tax structures and by our investment activities, as our management excludes these results when evaluating our operating performance. Standalone Adjusted EBITDA also includes estimated incremental costs of operating as a standalone company following the Separation. We use Standalone Adjusted EBITDA and believe this measure is useful to investors because it provides an estimate of our operating performance giving effect to the Separation and related transactions and additional costs that we expect to incur as a standalone company for the periods presented, and is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Standalone Adjusted EBITDA may not be directly comparable to similar measures used by other companies.
We define Standalone Adjusted EBITDA as net income attributable to Versant before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any, and further adjusted to give effect to estimated incremental costs of commercial agreements with Comcast and estimated additional costs we expect to incur as a standalone company in certain of our corporate administrative, facilities and support functions. From time to time, we may exclude from Standalone Adjusted EBITDA the impact of certain events, gains, losses or other charges that affect the period-to-period comparability of our operating performance. Standalone Adjusted EBITDA is presented for informational purposes only and does not purport to represent what our results of operations actually would have been had we operated as a standalone company for the periods presented or to project our financial performance for any future period. Standalone Adjusted EBITDA is based on available information, estimates and assumptions, which we believe are reasonable, although actual future results will differ from the amounts presented.

Reconciliation from Net Income Attributable to Versant to Adjusted EBITDA and Standalone Adjusted EBITDA (Unaudited)
	Year Ended December 31,
	2025	2024
	(in millions)
Net income attributable to Versant	$930	$1,363
Net income attributable to noncontrolling interests	1	2
Income tax expense	297	478
Investment and other (income) loss, net	31	(1)
Interest expense	13	—
Depreciation and amortization	1,010	989
Adjustments for transaction and transaction-related costs (1)	142	6
Adjusted EBITDA	$2,425	$2,837
Incremental costs of commercial agreements with Comcast (2)	(186)	(215)
Incremental costs of corporate administrative, facilities and support functions (3)	(59)	(224)
Standalone Adjusted EBITDA	$2,180	$2,399
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(1)Transaction costs are incremental costs directly related to effectuating the Separation and primarily include legal, audit and advisory fees. Transaction-related costs are incremental costs incurred in anticipation of the Separation and primarily include IT separation and implementation costs, advisory fees and other one-time costs.

	Year Ended December 31,
	2025	2024
	(in millions)
Transaction costs	$36	$6
Transaction-related costs	106	—
Total transaction and transaction-related costs	$142	$6
(2)Amounts represent incremental costs of commercial agreements entered into with Comcast in connection with the Separation and primarily relate to the commercial services agreement for the sale and use of our advertising and promotional inventory.
(3)Amounts represent estimated incremental costs related to corporate administrative, facilities and support functions and primarily include the recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities and insurance. Amounts were determined by comparing expected costs to amounts in the combined statements of income, inclusive of allocation for centralized functions within Comcast and allocations of costs for the use of shared assets.